EXHIBIT 99.1

AGREEMENT TO TERMINATE

EXCLUSIVE DISTRIBUTION AGREEMENT

This Agreement to Terminate Exclusive Distribution Agreement, dated as of September 16, 2011 (this “Termination”), terminates that certain Exclusive Distribution Agreement dated as of the 20th day of August, 2010 (the “Distribution Agreement”), by and between CDEX, Inc., a Nevada Corporation ("CDEX") and the signatories below (“Signatories”).  All capitalized terms used but not defined in this Termination shall have the meaning ascribed them in the Distribution Agreement.

WHEREAS, the Parties previously entered into the Distribution Agreement pursuant to which CDEX granted the Signatories exclusive distribution rights within the United States (“Territory”) for all products developed by CDEX for application in the field of Oncology in exchange for cash consideration of $ 433,500.00; and

WHEREAS, the Parties wish to terminate the Distribution Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:

1.  The Parties hereby agree that, as of the date of this Termination, the Distribution Agreement is terminated and of no further force or effect.

2.  As consideration for their entry into this Termination, CDEX hereby agrees to issue to each of the Signatories shares of its Class A common stock in an amount equal to three times the amount of the contributed by each of said Signatories under the Distribution Agreement divided by a conversion price of $0.15 per share. This paragraph supersedes any provisions relating to issuance of shares and the Share Grant Formula set forth in the Distribution Agreement.

3. The Distribution Agreement is hereby amended and modified in any manner and to the extent required to effect the termination as set forth herein, and the Parties hereby waive any and all rights granted pursuant to provisions in the Distribution Agreement which limit the Parties’ ability to terminate the Distribution Agreement or impose restrictions or prerequisites thereon.

4. This Termination may be executed in counterparts, which when taken together, shall constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Termination to be executed as of the date first written above.

[CDEX]	[Signatory]
By:	By:
Print: Jeffrey K. Brumfield	Print:
Title: CEO	Title:
Date: September 16, 2011	Date:

[CDEX]	[Signatory]
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Date:	Date:

[CDEX]	[Signatory]
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[CDEX]	[Signatory]
By:	By:
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Title:	Title:
Date:	Date:

[CDEX]	[Signatory]
By:	By:
Print:	Print:
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[CDEX]	[Signatory]
By:	By:
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